Exhibit 4.20

(English Translation)

Exclusive Purchase Option Agreement

This Exclusive Purchase Option Agreement (hereinafter “Agreement”), dated January 27, 2014, is entered into in Beijing, People’s Republic of China (hereinafter “PRC”) by and among:

(1)                      Party A: Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.

Address: Room 5, 7/F, Tower B, Global Trade Center, No. 36 North Third Ring East Road, Dongcheng District, Beijing, People’s Republic of China

(2)                      Party B (A): JIN Weimin

PRC ID number: [610102197004140910]

Address: No. 2-25 Tuan Jie Building, Shangjian Road, Xian

Party B (B): WANG Tao

PRC ID number: [110108196212263793]

Address: No. 6 Deng Lai Hutong, Xuanwu District, Beijing

(Party B (A) and Party B (B) hereinafter collectively referred to as “Party B”)

(3)                      Party C: Beijing Run An Information Consultancy Co., Ltd.

Address: Room 4, 7/F, Tower B, Global Trade Center, No. 36 North Third Ring East Road, Dongcheng District, Beijing, People’s Republic of China

(In this Agreement, Party A, Party B and Party C is each referred to as “Party” and collectively as the “Parties” hereinafter.)

Whereas:

(1)                       Party A is a wholly owned foreign enterprise established and validly existing under PRC law.

(2)                       Party C is a limited liability company established and validly existing under PRC law. Under the shareholder register of Party C, Party B has an aggregate holding of 100% of the equity interests in Party C, with Party B (A) holding 50% and Party B (B) holding 50% thereof, respectively.

(3)                       Party A and Party C entered into the Technical and Consulting Service Agreement dated September 11, 2007 (hereinafter “Service Agreement 1”).

(4)                       Party A and the wholly owned subsidiary of Party C, Beijing Qian Cheng Si Jin Advertising Co., Ltd., entered into the Technical and Consulting Service Agreement dated May 3, 2004 and the Supplement Agreement to Technical and Consulting Service Agreement dated January 27, 2014 (hereinafter “Service Agreement 2”, with Service Agreement 1 collectively referred to as “Service Agreement”).

(5)                       Party B agrees through this Agreement to grant Party A an exclusive purchase option and Party A agrees to accept this exclusive purchase option for the purpose of purchasing all or a portion of Party B’s equity interests in Party C.

NOW, THEREFORE, the Parties hereby agree as follows through negotiations:

1.                           Exclusive Purchase Option

1.1                    Grant of Right

Party B hereby irrevocably grants Party A an exclusive purchase option (hereinafter “Purchase Option”), which in accordance with the procedures determined by Party A at its own discretion and to the extent permitted by PRC laws, to purchase or designate one or several person(s) (hereinafter “Designated Person”) to purchase all or a portion of the equity interests held by Party B in Party C (hereinafter “Underlying Equity Interest”) at any time from Party B at the price specified in Article 1.3 of this Agreement. Party B cannot refuse the Designated Person selected by Party A to purchase all or a portion of the Underlying Equity Interest. No party other than Party A and the Designated Person may have the Purchase Option. Party C hereby agrees Party B to grant the Purchase Option to Party A. For purpose of this Article 1.1 and this Agreement, “person” means any individual, corporation, joint venture, partnership, enterprise, trust or non-corporation organization.

1.2                    Procedures

Subject to its compliance with PRC laws and regulations, Party A may exercise the Purchase Option under Article 1.1 at any time upon written notice to Party B (hereinafter “Purchase Option Notice”), which will specify the amount of equity interests to be purchased from Party B (hereinafter “Purchased Equity Interest”), the purchase method and exercise of Purchase Option. There is no limit to the number of exercises by Party A. Within seven business days of Party’s B receipt of the Purchase Option Notice, Party B shall enter into the equity interest transfer agreement attached to this Agreement, or another equity interest transfer agreement acceptable to Party A, with Party A and/or Designated Person. To ensure a swift transfer of the Purchased Equity Interest to Party A and/or Designated Person, Party B will take all necessary action to complete updating procedures as soon as possible with the administration for industry and commerce.

1.3                    Purchase Price

Unless applicable PRC laws and regulations require appraisal of the Purchased Equity Interest or any other restriction on the purchase price, the purchase price of the Purchased Equity Interest (hereinafter “Purchase Price”) shall be equal to the registered capital paid by Party B for the Purchased Equity Interest. If the lowest price permissible under applicable laws is above the registered capital corresponding to the Purchased Equity Interest, the amount of the exceeding balance shall be paid under the provisions of the loan agreement by Party B to Qianjin Network Information Technology (Shanghai) Co., Ltd.

1.4                    Transfer of Purchased Equity Interest

Each time when Party A exercises the Purchase Option:

(a)                       Party B shall cause Party C to promptly convene a shareholders’ meeting, during which a resolution shall be adopted to approve transfer of the equity interest to Party A and/or the Designated Person and waiver of its right of first refusal regarding the Purchased Equity Interest by Party B;

(b)                       Party B shall enter into the equity interest transfer agreement in Attachment 1 of this Agreement, or another equity interest transfer agreement acceptable to Party A, with Party A and/or the Designated Person pursuant to the terms and conditions of this Agreement and the Purchase Notice;

(c)                        The Parties shall execute all other contracts, agreements or documents, obtain all governmental approvals and consents, and conduct all actions that are necessary to transfer the ownership of the Purchased Equity Interest to Party A and/or the Designated Person free from any security interest and cause Party A and/or the Designated Person to be registered as the owner of the Purchased Equity Interest. For the purpose of this Article and this Agreement, “Security Interest” includes guarantees, mortgages, pledges, third-party rights or interests, any purchase option, right of acquisition, right of first refusal, right of set-off, ownership detainment or other security arrangements, but excludes any security interest arising from this Agreement or the equity pledge agreement. For the purpose of this Article and this Agreement, the “Equity Pledge Agreement” refers to the equity pledge agreement entered into among Party A, Party B and Party C on the same date as this Agreement. Under the Equity Pledge Agreement, as security for Party B and Party C to perform its obligations under this Agreement, the loan agreement and the Service Agreement, Party B has pledged all of its equity interests in Party C to Party A.

(d)                       Party B and Party C shall unconditionally use its best efforts to assist Party A in obtaining the governmental approvals, permits, registrations, filings and complete all formalities necessary for the transfer of the Purchased Equity Interest.

2.                           Covenants Regarding the Equity Interest

2.1                    Covenants by Party C

Party B and Party C hereby covenant that:

(a)                       Without prior written consent by Party A, it will not supplement, change or amend the Articles of Association, increase or decrease the registered capital, or otherwise change the registered capital structure of Party C;

(b)                       It will maintain due existence of Party C, prudently and effectively operate and handle its business in accordance with fair financial and business standards and customs;

(c)                        Without prior written consent of Party A, it will not impair the assets, operations or liabilities of Party C through action/omission. Without prior written consent of Party A and from the date of this Agreement, it will not sell, transfer, pledge or otherwise dispose any legal or beneficial interest of any assets, businesses or income of Party C, or permit existence of such security interest;

(d)                       Without prior written consent by Party A, it will not incur, inherit, guarantee or allow the existence of any debt, except for (i) any debt incurred during its ordinary course of business rather than from borrowing; and (ii) any debt which has been disclosed to and obtained the written consent from Party A;

(e)                        It will continue all business operations normally to maintain its asset value, and refrain from any action/omission that may adversely affect its business operations and asset value;

(f)                         Without prior written consent by Party A, not to enter into any material agreement, other than those executed in the ordinary course of business (for purpose of this Article, a material agreement means any agreement with a contact value exceeding RMB50,000);

(g)                        Without prior written consent by Party A, it will not provide any loan or guaranty to any person;

(h)                       Upon Party A’s request, it will provide Party A with information regarding its operations and financial condition;

(i)                           It will buy and maintain requisite insurance policies from an insurer acceptable to Party A, the amount and type of which will be the same with such insurance policies maintained by the companies having similar operations, properties or assets in the same region;

(j)                          Without prior written consent by Party A, it will not combine, merge with, acquire or make investment to any person;

(k)                       It will immediately notify Party A of any actual or potential litigation, arbitration or administrative proceeding regarding its assets, business and income;

(l)                           In order to keep its ownership of the equity interest of Party C, it will execute all requisite or appropriate documents, conduct all requisite or appropriate actions, and make all requisite or appropriate claims, or make requisite or appropriate defense against all claims; and

(m)                   Without prior written consent by Party A, it will not distribute any dividend or bonus to any of its shareholders. However, upon Party A’s request, it will immediately distribute all its distributable profits to shareholders.

2.2                    Covenants by Party B

Party B covenants that:

(a)                       Without prior written consent by Party A and from the date of this Agreement, it will not sell, transfer, pledge or otherwise dispose any legal or beneficial interest of the equity interests of Party C held by it, or allow other security interests to be created on it, except for the pledge set upon Party C’s equity interests held by Party B pursuant to the Equity Pledge Agreement;

(b)                       It will urge that without prior written consent by Party A, no meeting of Party C’s shareholders to approve Party C to sell, transfer, pledge or otherwise dispose any legal or beneficial interest of the equity interests of Party C held by it, or allow other security interests to be created on it, except to Party A and/or Designated Person. It will urge a shareholder resolution to agree to the transfer of equity interests under the Purchase Option in this Agreement;

(c)                        Without prior written consent by Party A, no resolution be made, supported or signed at any meeting of Party C’s shareholders to approve merger, consolidation, purchase or investment with or any person by Party C;

(d)                       It will immediately notify Party A of any actual or potential litigation, arbitration or administrative proceeding regarding its assets, business and income;

(e)                        In order to keep its ownership of the equity interests of Party C, it will execute all requisite or appropriate documents, conduct all requisite or appropriate actions, and make all requisite or appropriate claims, or make requisite or appropriate defense against all claims;

(f)                         Without prior written consent of Party A, it will not impair the assets, operations or liabilities of Party C through action/omission;

(g)                        Upon Party A’s request, it will appoint any person nominated by Party A to the board or senior management of Party C. It should assist with all matters related to the appointment of this person, including but not limited to signing required documents and the registration of senior management with the administration for industry and commerce;

(h)                       Permissible under PRC laws, at the request of Party A at any time, it will transfer unconditionally and immediately all of a portion of its equity interests in Party C to Party A or any Designated Person and waive the right of first refusal regarding the transferred equity interest. It should assist with all matters related to the transfer, including but not limited to signing required documents and the registration of the transfer of equity interest with the administration for industry and commerce;

(i)                           It will strictly comply with the provisions of this Agreement and other agreements jointly or severally executed by any of the Parties, duly perform all obligations under such agreements, and will not make any act or omission which may affect the validity and enforceability of these agreements; and

(j)                          It will agree to sign an irrevocable power of attorney and to assign all its rights as a shareholder of Party C to Party A or its Designated Person to exercise.

3.                           Representations and Warranties

Party B and Party C represent and warrant on the date of this Agreement and each date of transfer:

(a)                       It has the rights to execute this Agreement and any equity interest transfer agreement (the “Transfer Agreement”) executed for each transfer of the Purchased Equity Interest contemplated hereunder to which it is a party, and perform its obligations under this Agreement and any Transfer Agreement. Once executed, this Agreement and the Transfer Agreement to which it is a party will be its legal, valid and binding obligations and enforceable against it according to this Article;

(b)                       None of its execution, delivery and performance of this Agreement or any Transfer Agreement will: (i) breach any applicable PRC laws; (ii) conflict with its articles of association or any other organizational documents; (iii) breach any agreement or document to which it is a party or binding upon it, or constitute breach of any such agreement or document; (iv) breach any condition on which basis any of its permits or approvals is granted and/or will continue to be effective; or (v) cause any of its permits or approvals to be suspended, cancelled or imposed with additional conditions;

(c)                        Party C has good and entire ownership of and has created no security interest or encumbrance upon any of its assets, without prior written consent of Party A;

(d)                       Party C has no outstanding debt, except for those (i) incurred during its ordinary course of business, and (ii) disclosed to and approved in writing by Party A;

(e)                        There are no ongoing or pending significant litigation, arbitration or administrative proceedings related to Party C, the Underlying Equity Interest or Party C’s assets; and

(f)                         Party B has good and entire ownership of the equity interests in Party C with the right to sell. There is no security interest or encumbrance upon the equity interest, except for the pledge pursuant to the Equity Pledge Agreement.

4.                           Compensation for Default

4.1                    If one Party (hereinafter “Defaulting Party”) violates any provision of this Agreement and causes damage to the other Party (hereinafter “Non-Defaulting Party”), the Non-Defaulting Party shall serve written notice to the Defaulting Party requiring the Defaulting Party to immediately rectify and correct the breach. If the Defaulting Party fails to take satisfactory measures to rectify and correct the breach within fifteen days of the written notice from the Non-Defaulting Party, the Non-Defaulting Party may immediately take action under the provisions of this Agreement or other remedies through legal means.

4.2                    Party B and Party C further agree that Party B and Party C shall compensate Party A for any and all losses, damages, obligations or costs caused by the performance of this Agreement as well as litigation or claim initiated against Party A. Party A is indemnified from damages.

4.3                    The Parties agree that this Article shall continue to be effective regardless of any change, cancellation or termination of this Agreement.

5.                           Effectiveness and Term of Agreement

5.1                    This Agreement shall be effective as of the date of its execution. The Parties agree and confirm that the effect of this Agreement is retroactive to the date that Party B became a shareholder of Party C.

5.2                    Except for termination under the provisions of this Agreement, this Agreement shall be effective until the expiration of the Service Agreement.

6.                           Termination of Agreement

6.1                    Except under Article 5.2 when Party A does not agree to extend this Agreement upon expiration, this Agreement will continue to be effective.

6.2                    At any time during the term of this Agreement and any extended term hereof, Party A can, at its own discretion, unconditionally terminate this Agreement by issuing a written notice to Party B without any liability. Party B ad Party C has no right to unilaterally terminate this Agreement.

7.                           Applicable Law and Dispute Resolution

7.1                    The formation, validity, interpretation, performance, modification and termination of this Agreement and the dispute resolution shall be governed by PRC laws.

7.2                    The Parties shall strive to settle any dispute arising from the interpretation and performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty days after the request for consultation is made by any Party, any Party can submit such matter to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing using Chinese language. The arbitration award shall be final and binding upon all Parties.

7.3                    Upon the occurrence of any dispute arising from the interpretation and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8.                           Taxes and Expenses

Party B shall bear any and all taxes, costs and expenses related to transfer and registration as required by PRC laws incurred by or imposed on the Parties arising from the preparation and execution of this Agreement and the consummation of the transaction contemplated hereunder.

9.                           Notices

Notices or other communications required to be given by any Party pursuant to this Agreement shall be made in writing in Chinese or English and delivered personally or by mail, registered mail, courier service or facsimile transmission to the addresses of the other Parties set forth below or other designated addresses notified by such other Parties to such Party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon the delivery; (b) a notice sent by mail is deemed duly served on the tenth (10th) day after the date when the air registered mail with postage prepaid has been sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as shown on the transmission confirmation of relevant documents.

Party A: Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.
Attention: Rick YAN
Address: Room 5, 7/F, Tower B, Global Trade Center, No. 36 North Third Ring East Road, Dongcheng District, Beijing, People’s Republic of China
Telephone: 86-21-61601888
Facsimile: 86-21-68796233

Party B (A): JIN Weimin
Address: No. 2-25 Tuan Jie Building, Shangjian Road, Xian
Telephone: 86-13909264283
Facsimile: 86-29-88427260

Party B (B): WANG Tao
Address: No. 6 Deng Lai Hutong, Xuanwu District, Beijing
Telephone: 86-13910688175
Facsimile: 86-10-84566811

Party C: Beijing Run An Information Consultancy Co., Ltd.
Address: Room 4, 7/F, Tower B, Global Trade Center, No. 36 North Third Ring East Road, Dongcheng District, Beijing, People’s Republic of China
Telephone: 86-10-58273388
Facsimile: 86-10-84566811

10.                    Confidentiality

The Parties acknowledge and confirm that any oral or written materials exchanged by and between the Parties in connection with this Agreement are confidential. The Parties shall keep in confidence all such information and not disclose it to any third party without prior written consent from other Parties unless: (a) such information is known or will be known by the public (except by disclosure of the receiving party without authorization); (b) such information is required to be disclosed in accordance with applicable laws or rules or regulations; or (c) if any information is required to be disclosed by any party to its legal or financial advisor for the purpose of the transaction of this Agreement, such legal or financial advisor shall also comply with the confidentiality obligation similar to that stated hereof. Any disclosure by any employee or agency engaged by any Party shall be deemed the disclosure of such Party and such Party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive expiration or termination of this Agreement.

11.                    Further Guaranty

The Parties agree to promptly execute the provisions and purpose of this Agreement, as well as the reasonably required documents in its favor, and to implement the provisions and purpose of this Agreement, as well as to take any reasonably necessary further action in its favor.

12.                    Miscellaneous

12.1             Amendment, Modification and Supplement

Outstanding issues not in this Agreement shall be determined through consultation by the Parties. The Parties may amend and supplement this Agreement in writing. Any amendment and/or supplement to this Agreement duly signed by the Parties is an integral part of and has the same legal effect as this Agreement.

12.2             Compliance with Laws and Regulations

The Parties should ensure that their operations fully comply with all laws and regulations in force and publicly available in the PRC.

12.3             Entire Agreement

The Parties confirm that this Agreement shall, upon its effectiveness, constitute the entire agreement and common understanding of the Parties with respect to the subject matters herein and fully supersede all prior verbal and/or written agreements and understandings with respect to the subject matters herein.

12.4             Headings

The headings contained in this Agreement are for the convenience of reference only and shall not be used to interpret, explain or otherwise affect the meaning of the provisions of this Agreement.

12.5             Severability

If any provision of this Agreement is held void, invalid or unenforceable by a court of competent jurisdiction, governmental agency or arbitration authority, the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The Parties shall cease performing such void, invalid or unenforceable provisions and revise such void, invalid or unenforceable provisions only to the extent closest to the original intention thereof to recover its validity or enforceability for such specific facts and circumstances.

12.6             Assignment

(1)                       Unless with prior written consent from Party A, none of Party B or Party C may assign any of its rights and obligations under this Agreement to any third party. Party B and Party C hereby agree that Party A can fully at its own discretion assign its rights and obligations under this Agreement. Party A shall serve written notice to Party B and Party C when transferring its rights and obligations but does not require the consent of Party B and Party C. Upon request of Party A, Party B and Party C shall enter into a supplement agreement with the transferee which will have substantially the same content as this Agreement.

(2)                       Party B hereby agrees and confirms that in the case of Party B’s death or full loss of capacity for civil conduct, Party B agrees to immediately transfer its rights and obligations under this Agreement to Designated Person to succeed, or its equity interest shall be given to Party A to manage, including but not limited to transferring the equity interest owned by Party B to Party A or Designated Person. Party B’s successor shall enter into agreement with Party A which will have substantially the same content as this Agreement.

12.7             Successor

This Agreement is effective and binding upon each Party and each Party’s heirs, successors or assignees.

12.8             Continued Effectiveness

Any obligation incurred due to the expiration or early termination of this Agreement will continue to be in force after the expiration or early termination of this Agreement.

12.9             Abstention

Any Party’s failure to exercise the rights under this Agreement in time shall not be deemed as its waiver of such rights and would not affect its future exercise of such rights.

12.10      Original Document

This Agreement is made with six originals, each copy with same legal effect.

(No text below, signature page follows)

(No text below, signature page of Exclusive Purchase Option Agreement)

Party A: Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.

Signature:	/s/ Rick YAN
Authorized Representative:

(Seal) [Company seal of Qian Cheng Wu You Network Information Technology (Beijing) Co., Ltd.]

Party B (A): JIN Weimin

Signature:	/s/ JIN Weimin

Party B (B): WANG Tao

Signature:	/s/ WANG Tao

Party C: Beijing Run An Information Consultancy Co., Ltd.

Signature:	/s/ WANG Tao
Authorized Representative:

(Seal) [Company seal of Beijing Run An Information Consultancy Co., Ltd.]

Attachment 1

Equity Interest Transfer Agreement

This Equity Interest Transfer Agreement (hereinafter “Agreement”) is executed in          city, in the People’s Republic of China (hereinafter “PRC”) between the following parties:

Transferor:

Transferree:

Both parties to the transfer of the equity interest agree as follows:

1.                   Transferor agrees to transfer [•][•]% of equity interest to Transferree. Transferree agrees to accept the above equity interest.

2.                   Upon completion of the transfer of the equity interest, Transferor is no longer entitled to any shareholder rights or obligations related to the transferred equity interests. Transferree will have shareholder rights and obligations to [•].

3.                   A supplement agreement may be made between both parties for outstanding issues not in this Agreement.

4.                   This Agreement is effective on the date of signing by both parties.

5.                   This Agreement is made with four (4) originals. Both parties each have one (1) original and remaining copies to be used for update formalities at the administration for industry and commerce.

Transferror	Transferree

Signature:	Authorized Signature:
Date:	Date: